___________________________________________________________

                                     RESOLUTIONS

                                          OF

                                THE BOARD OF DIRECTORS

                                          OF

                               CLARK EQUIPMENT COMPANY

             ___________________________________________________________



                       WHEREAS, pursuant to a tender offer disclosed in
                  a Tender Offer Statement on Schedule 14D-1, dated April 3, 1995, of CEC Acquisition Corp., a Delaware corporation ("Acquisition"), and a wholly-owned subsidiary of Ingersoll-Rand Company, a New Jersey corporation ("Ingersoll"), Acquisition has offered to purchase all of the outstanding shares of common stock, par value $7.50 per share, of the Company (the "Shares"), including the associated preferred stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement, dated March 10, 1987, as amended and restated as of August 14, 1990, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement"), at a price of $77.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 3, 1995, and the related Letter of Transmittal (together, the "Offer");

                       WHEREAS, the Board of Directors of the Company
                  (the "Board") has reviewed and considered with its financial and legal advisors the Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Ingersoll and Acquisition in the draft form presented to this meeting pursuant to which Acquisition would increase the per Share price of the Offer to $86.00, net to the Seller in cash (the "Revised Offer");

































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                  NOW, THEREFORE BE IT

                       RESOLVED, that after review of the Revised Offer
                  with the Company's financial and legal advisors, the Board has determined that the Revised Offer is fair and otherwise in the best interests of the Company and its stockholders and that it be, and it hereby is, approved and that the Board will recommend acceptance of the Revised Offer and that the Company's stockholders tender their Shares pursuant to the Revised Offer in a Solicitation/Recommendation Statement on Schedule 14D-9 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended;

                       RESOLVED, that after review of the Merger
                  Agreement and the transactions contemplated thereby with the Company's financial and legal advisors, the Board has determined that the execution and delivery of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby are fair to and in the best interests of the Company and its Stockholders, and that the Merger Agreement be, and it hereby is, approved and adopted, and the Chairman of the Board, Chief Executive Officer and President of the Company be, and hereby is, authorized, empowered and directed to execute and deliver the Merger Agreement substantially in the form presented to this meeting, and any amendments thereto, with such changes, additions and modifications thereto as such officer deems necessary, appropriate or advisable, such necessity, appropriateness or advisability to be conclusively evidenced by such officer's execution and delivery thereof;

                       RESOLVED, that, for purposes of Section 203(a)(1)
                  of the Delaware General Corporation Law, the execution, delivery and performance by the Company of the terms of the Merger Agreement are hereby approved.

                       RESOLVED, that the Letter of Intent, dated April
                  9, 1995, by and among Ingersoll and the Company, is hereby approved and that the proper officers of the Company are hereby authorized and directed to execute and deliver, by and on behalf of the Company, the Letter of Intent, substantially in the form presented





















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                  to this meeting, and that such Letter of Intent shall
                  satisfy the requirements of Article SIXTH, paragraph 6(d) of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") for purposes of rendering the supermajority voting requirements of Article SIXTH, paragraph 6(a) of the Certificate of Incorporation inapplicable to the Offer, the Merger Agreement and the transactions contemplated thereby;

                       RESOLVED, that the Company's annual stockholders'
                  meeting scheduled for May 9, 1995 is hereby postponed indefinitely;

                       RESOLVED, that the proper officers of the Company
                  be and hereby are authorized to file, on behalf of the Company, all documents with the Securities and Exchange Commission (the "Commission"), national securities exchanges or other person as they deem necessary, appropriate or advisable to comply with the requirements of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Commission thereunder, or any other applicable laws, rules or regulations in connection with the Merger Agreement, the Revised Offer and the transactions and other actions contemplated thereby, including without limitation, the filing of a Schedule 14D-9, and any amendments thereto, in such form as such officers shall deem necessary, appropriate or advisable, such necessity, appropriateness or advisability to be conclusively evidenced by such officers' execution thereof;

                       RESOLVED, that in order for the Company to comply
                  with all applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations thereunder, including the filings required to be made thereunder, the proper officers of the Company are hereby authorized, empowered and directed on behalf and in the name of the Company to prepare, with the assistance of counsel for the Company, execute and file or cause to be filed all reports, statements, documents and information required to be filed by the Company pursuant to the HSR Act and to respond to all requests for additional information and to meet and





















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                  confer, or to cause counsel to meet or confer, with
                  officials of the Federal Trade Commission or the Antitrust Division of the Department of Justice relating to the transactions contemplated by the Merger Agreement;

                       RESOLVED, that the form, terms and provisions of
                  the Amendment (the "Amendment"), to the Rights Agreement, substantially in the form presented to this meeting, be, and it hereby is, approved and adopted in all respects, and the performance of all of the terms thereof is hereby approved;

                       RESOLVED, that the Chairman of the Board, the
                  President, or any Vice President of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute the Amendment substantially in the form presented to this meeting, with such modifications thereto as the officer executing the same shall approve, such approval to be conclusively evidenced by such execution;

                       RESOLVED, that the Chairman of the Board, the
                  President or any Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and file amendments and supplements to any application or applications with respect to the listing of the Rights, file such other papers and documents, pay any and all applicable listing fees, and take such other action as may be necessary or desirable to maintain the listing of the Rights and the securities of the Company issuable upon exercise of the Rights on the New York Stock Exchange, Inc. and on any other stock exchanges deemed appropriate by the proper officers of the Company, and the execution by such officers of any such paper or agreement or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers so executed and the action so taken;






















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                       RESOLVED, that the Board hereby adopts as if
                  expressly set forth herein the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (1) in the opinion of any officer of the Company executing the same, the adoption of such resolutions is necessary or desirable, and (2) the Secretary or an Assistant Secretary of the Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting;

                       RESOLVED, that the CS First Boston Engagement
                  Letter, substantially in the form presented to this meeting, be and hereby is approved.

                       RESOLVED, that any actions taken by the proper
                  officers of the Company in connection with matters contemplated by the foregoing resolutions on or prior to the date of this meeting are hereby ratified, confirmed and approved as the act and deed of the Corporation.

                       RESOLVED, that the Chief Executive Officer and
                  other appropriate officers of the Company be, and hereby are, authorized and directed to execute, certify, deliver and file (or cause to be executed, certified, delivered and filed) all such further agreements, certificates, instruments and documents in the name of and on behalf of the Company, and to do all such further acts and things as in their discretion they shall deem necessary, advisable, proper and convenient to carry out the purposes and intent of the foregoing resolutions.

             Dated: April 9, 1995




























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